Exhibit 99.1

EyePoint Pharmaceuticals Announces Preliminary Fourth Quarter and Full-Year 2019 Revenues

- Q4 2019 total revenues are estimated to be between $7.5 - $8.2 million and full-year 2019 total revenues are estimated to be between $19.3 - $20.0 million –

- Q4 2019 net product revenues are estimated to be between $6.9 - $7.6 million and full-year 2019 net product revenues are estimated to be between $15.8 - $16.5 million, representing a significant acceleration from Q3 2019 –

- Management to host a conference call and webcast to review fourth quarter and full year 2019 results on Thursday, March 5, 2020 at 8:30 AM ET –

WATERTOWN, Mass., January 23, 2020 - EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a biopharmaceutical company committed to developing and commercializing innovative ophthalmic products today reported preliminary, unaudited, total and net product revenue for the fourth quarter and full-year 2019. For the fourth quarter ended December 31, 2019, total revenues are estimated to be between $7.5 and $8.2 million and net product revenues are estimated to be between $6.9 and $7.6 million, a significant acceleration from net product revenues of $1.0 million reported for the third quarter ended September 30, 2019. For the full-year 2019, total revenues are estimated to be between $19.3 and $20.0 million and net product revenues are estimated to be between $15.8 and $16.5 million. The net product revenues acceleration in the fourth quarter of 2019 was driven by strong customer demand for both DEXYCU® and YUTIQ®.

“2019 was a year marked by significant achievement as evidenced by two successful commercial product launches, DEXYCU and YUTIQ,” said Nancy Lurker, President & Chief Executive Officer of EyePoint. “We are very pleased by the sales acceleration in the fourth quarter for both products which positions the Company well for a strong 2020. Customer demand is building, physician acceptance continues to grow, and we will continue to execute on additional agreements with payors to expand access to our products.  In parallel, we remain focused on advancing and enhancing our pipeline for areas of unmet need in ocular disease. “

Customer demand, represented as units purchased by physicians and ambulatory surgical centers (ASCs) from the Company’s distributors, showed continued strong unit growth for both products with estimated increases of 43% and 86% for YUTIQ and DEXYCU, respectively, in the fourth quarter of 2019 versus the third quarter of 2019. This growth was supported by the permanent and specific J-Code for YUTIQ in place as of October 1, 2019 and the execution of key agreements with payors and large ASCs during the period.

The difference between reported GAAP net product revenues and customer demand is due to the timing of distributor purchases from the Company based upon customer demand and distributor inventory levels from quarter to quarter. The Company also moved from a single distributor title model to a more traditional multi-distributor structure during the fourth quarter.

Net product revenue for YUTIQ is estimated to be between $4.1 and $4.5 million and between $11.4 and $11.8 million for the fourth quarter and full-year ended December 31, 2019, respectively.

Net product revenue for DEXYCU is estimated to be between $2.8 and $3.1 million and between $4.4 and $4.7 million for the fourth quarter and full-year ended December 31, 2019, respectively.

The Company estimates that it had cash and cash equivalents of approximately $22 million at December 31, 2019.

The preliminary fourth quarter and full-year 2019 revenue results included in this release were calculated prior to the completion of a review by the Company’s independent registered public accounting firm and are therefore subject to adjustment.

Fourth Quarter and Full Year 2019 Financial Results Conference Call

Eyepoint Pharmaceuticals will host a conference call and webcast to discuss fourth quarter and full-year 2019 financial results on Thursday, March 5, 2020 at 8:30 AM ET. To access the conference call, please dial (877) 312-7507 from the U.S. and Canada or (631) 813-4828 (international) at least 10 minutes prior to the start time and refer to conference ID 7314529. A live webcast will be available on the Investor Relations section of the corporate website at http://www.eyepointpharma.com. A replay of the webcast will also be available on the corporate website.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (www.eyepointpharma.com) is a biopharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders.  The Company currently has two commercial products: DEXYCU®, the first approved intraocular product for the treatment of postoperative inflammation, and YUTIQ®, a three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye. The Company's pipeline leverages its proprietary bioerodible Durasert™ technology for extended intravitreal drug delivery with programs targeting wet age-related macular degeneration and other retinal conditions. EyePoint Pharmaceuticals is headquartered in Watertown, MA with offices in Basking Ridge, New Jersey. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our expected financial results for the fourth quarter and full year ended December 31, 2019 and longer-term financial and business goals are forward-looking statements. Our preliminary fourth quarter customer demand and fourth quarter and full year 2019 total and net product revenue results are preliminary and subject to adjustment in the ongoing review procedures by our independent registered public accounting firm. In addition, any financial projections and other estimates contained herein are forward-looking statements with respect to the anticipated performance of the Company. Such financial projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the regulatory approval and successful release of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales of ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema, or DME; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to commercialize ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye in the territories in which Alimera is licensed to do so; declines in Retisert royalties; our ability to market and sell products; the success of current and future license agreements; termination or breach of current license agreements; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:

Argot Partners

Kimberly Minarovich or Joe Rayne

212-600-1902

eyepoint@argotpartners.com

Media:

Thomas Gibson

(201) 476-0322

tom@tomgibsoncommunications.com